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                                                                 EXHIBIT e(2)(c)


                                 AMENDMENT NO. 2
                                       TO
                           FIRST AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                (CLASS B SHARES)

         The First Amended and Restated Master Distribution Agreement (the "Agreement"), dated December 31, 2000, by and between AIM International Funds, Inc., a Maryland corporation, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                           FIRST AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                          AIM INTERNATIONAL FUNDS, INC.


CLASS B SHARES
--------------
AIM Asia Pacific Growth Fund
AIM European Growth Fund
AIM Global Aggressive Growth Fund
AIM Global Growth Fund
AIM International Growth Fund"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  June 23, 2003

                                          AIM INTERNATIONAL FUNDS, INC.


Attest: /s/ JOHN H. LIVELY                By: /s/ ROBERT H. GRAHAM
       ---------------------------           ----------------------------------
           Assistant Secretary                   Robert H. Graham
                                                 President



                                          A I M DISTRIBUTORS, INC.


Attest: /s/ JOHN H. LIVELY                By: /s/ MICHAEL J. CEMO
       ---------------------------           ----------------------------------
           Assistant Secretary                   Michael J. Cemo
                                                 President